SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report: (Date of earliest event reported)              June 30, 1997


                                Pure World, Inc.
             (Exact name of registrant as specified in its charter)



       Delaware                     0-10566                      95-3419191
   (State of other               (Commission                 (I.R.S. Employer
    jurisdiction of               File Number)             Indentification No.)
    incorporation)


           376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (908) 234-9220




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Item 5. Other Information
----------------------------

     On June 30, 1997 Pure World, Inc., ("Pure World") acquired 200 shares of the common stock of Gaia Herbs, Inc. ("Gaia") at an aggregate purchase price of $500,000 (the "Purchase"). The Purchase increased Pure World's investment in Gaia to $1,510,000 and increased Pure World's equity ownership to 35% of Gaia's outstanding shares of common stock ("Gaia Stock"). For no additional consideration, Pure World is obligated to loan up to $200,000 to Gaia, payable interest only for the first three years and thereafter principal and interest amortized over the succeeding three years (the "Loan"). The Loan will bear interest at the imputed rate required under the Internal Revenue Code. All of the Gaia Stock owned by Pure World is non-voting. Gaia and its Chief Executive Officer, who owns all of the voting Gaia Stock, agreed to elect a Pure World nominee to the Gaia board no later than August 15, 1997. The first nominee will be Paul O. Koether, Pure World's Chairman and Chief Executive Officer. Pure World accounts for its Gaia investment by the cost method.

     Gaia is a manufacturer and distributor of fluid botanical extracts for the high-end consumer market.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    July 9, 1997


                                                PURE WORLD, INC.




                                                /s/ John W. Galuchie, Jr.
                                                -------------------------------
                                                By: John W. Galuchie, Jr.
                                                    Executive Vice President